Exhibit 23(a)(vi) under Form N-1A
Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED TOTAL RETURN SERIES, INC.

ARTICLES OF AMENDMENT

     FEDERATED TOTAL RETURN SERIES, INC., a Maryland corporation (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation that:

     FIRST:     The Corporation hereby renames all of the shares of (i) Federated Total Return Government Fund Institutional Shares; (ii) Federated Total Return Government Fund Institutional Service Shares; (iii) Federated Total Return Limited Duration Fund Institutional Shares; and (iv) Federated total Return Limited Duration Fund Institutional Service Shares as follows:

Old Name	New Name
Federated Total Return Government Fund Institutional Shares	Federated Government Fund Institutional Shares

Federated Total Return Government Fund Institutional Service Shares	Federated Government Fund Institutional Service Shares

Federated Total Return Limited Duration Shares	Federated Limited Duration Fund Institutional Shares Fund Institutional

Federated Total Return Limited Duration Fund Institutional Service Shares	Federated Limited Duration Fund Institutional Service Shares

     SECOND:     The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, Federated Total Return Series, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of May 14, 1997, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:	FEDERATED TOTAL RETURN SERIES, INC.

/s/ J. Crilley Kelly	By: /s/ J. Christopher Donahue
J. Crilley Kelly	J. Christopher Donahue
Assistant Secretary	Executive Vice President